Exhibit 99.1

NEWS RELEASE October 19, 2017

Contacts: Dan Schlanger, CFO
Son Nguyen,VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE DECLARES
QUARTERLY COMMON STOCK DIVIDEND

October 19, 2017 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") announced today that its Board of Directors has declared a quarterly cash dividend of $1.05 per common share. The quarterly dividend will be payable on December 29, 2017 to common stockholders of record at the close of business on December 15, 2017. Future dividends are subject to the approval of the Company’s Board of Directors.

ABOUT CROWN CASTLE
Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and over 60,000 route miles of fiber supporting small cells following the completion of the Lightower acquisition, Crown Castle is the nation's largest provider of shared wireless infrastructure with a significant presence in the top 100 U.S. markets.  For more information on Crown Castle, please visit www.crowncastle.com.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the completion of the Lightower acquisition and the assets to be acquired therefrom. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially

The Foundation for a Wireless World.
CrownCastle.com

Exhibit 99.1

from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”

The Foundation for a Wireless World.
CrownCastle.com